Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spirit of Texas Bancshares, Inc.

Conroe, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 28, 2018, relating to the consolidated financial statements of Spirit of Texas Bancshares, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

April 6, 2018